Exhibit 99.1

SIX FLAGS ENTERTAINMENT CORPORATION SHARES TO COMMENCE
TRADING ON NEW YORK STOCK EXCHANGE ON
MONDAY, JUNE 21, 2010

New York, NY — June 17, 2010 — Six Flags Entertainment Corporation (formerly Six Flags, Inc.) (NYSE: SIX), the world’s largest regional theme park company, announced that its shares of common stock will commence trading on the New York Stock Exchange under the symbol “SIX” at the market opening on Monday, June 21, 2010.

Al Weber, President and Interim Chief Executive Officer of Six Flags, said, “We are excited to be once again listed on the New York Stock Exchange under the familiar SIX ticker symbol. With the financial restructuring behind us and a much improved balance sheet, Six Flags is well positioned for future growth.”

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is a publicly-traded corporation headquartered in New York City and is the world’s largest regional theme park company with 19 parks across the United States, Mexico and Canada.

Media Contact:

Sandra Daniels

Vice President of Communications

972-595-5178

Sdaniels@sftp.com

Investor Contact:

William Schmitt

Managing Director

203-682-8200